UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 15, 2016

MAGELLAN MIDSTREAM PARTNERS, L.P.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-16335	73-1599053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center
Tulsa, Oklahoma 74172
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (918) 574-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2016, the board of directors (the "Board") of the general partner of Magellan Midstream Partners, L.P. ("Magellan") elected Lori A. Gobillot and Edward J. Guay as directors to fill the two vacancies in Class II of the Board.

Lori A. Gobillot

Ms. Gobillot is a founding partner of InVista Advisors LLC, which offers project management and consulting services. From 2010 until 2012, she served as Vice President, Integration Management at United Airlines, Inc., where she managed the company’s merger integration planning and implementation efforts following the merger with Continental Airlines, Inc. Prior to the merger, Ms. Gobillot served as Staff Vice President, Assistant General Counsel and Assistant Secretary of Continental Airlines since 2006. Before joining Continental Airlines, she was an attorney with the law firm of Vinson & Elkins. Prior to attending law school, Ms. Gobillot worked in real estate development with Trammell Crow Company and Senterra Development. She currently serves on the board of directors of Bristow Group Inc., a leading provider of industrial aviation services to government and civil organizations worldwide. Ms. Gobillot is qualified to serve on the Board because of her extensive project management and legal experience at a capital intensive and highly regulated airline, and her experience in real estate. She will also serve as a member of the Compensation Committee and Nominating and Governance Committee of the Board.

Edward J. Guay

Mr. Guay was Chief Executive Officer of BOE Midstream, LLC, a private midstream company that owns and operates crude oil terminal and pipeline assets in the Bakken, from 2014 to 2015. He was Chief Financial Officer of Saddle Butte Pipeline, LLC from 2012 to 2013, a private crude oil and gas gathering company, which was acquired by Targa Resource Partners LP. Prior to 2012, Mr. Guay spent 22 years in investment banking, primarily advising midstream and other energy companies. This included five years as head of midstream investment banking for Tudor, Pickering, Holt & Co., LLC, eight years with Goldman, Sachs & Co., five years with Salomon Smith Barney and three years with Wertheim Schroder & Co. Mr. Guay is qualified to serve on our Board because of his extensive finance experience and management experience in the crude oil industry. He will also serve as a member of the Audit Committee and Nominating and Governance Committee of the Board.

Director Compensation

Ms. Gobillot and Mr. Guay will be compensated as set forth in the Magellan GP, LLC Non-Management Director Compensation Program effective January 1, 2016 (filed as Exhibit 10(c) to Form 10-K filed February 19, 2016) and are eligible to participate in the Amended and Restated Director Deferred Compensation Plan effective January 28, 2014 (filed as Exhibit 10(d) to Form 10-K filed February 24, 2014), both of which are incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure.

On June 16, 2016, Magellan issued a press release regarding the matters set forth in Item 5.02. The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

Exhibit 99.1    Magellan's press release dated June 16, 2016.

The information being furnished under Items 7.01 and Item 9.01 of this report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

	By:	Magellan GP, LLC,
its general partner

Date: June 16, 2016	By:	/s/ Suzanne H. Costin
	Name:	Suzanne H. Costin
	Title:	Corporate Secretary

EXHIBIT INDEX

99.1    Magellan's press release dated June 16, 2016.